December 5 , 2016

Ladies and Gentlemen:

We have acted as advisers to Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S -1 (Registration No. 333-214319) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of (i) subscription rights of the Company (the “Rights”), (ii) units, consisting of shares of 9% Redeemable Series 1 Preferred Stock (“Series 1 Preferred”) and Series 1 Warrants to purchase common stock, $0.0001 par value, of the Company, deliverable upon the exercise of the Rights (“Units”) (iii) Series 1 Preferred (iii) Series 1 Warrants, and (iv) common stock, $0.0001 par value, of the Company issuable upon exercise of the Series 1 Warrants and payable as in -kind dividends on the Series 1 Preferred, and in connection with the distribution of the Rights to purchase the Units by the Company to record holders of its common stock, $0.0001 par value, and public warrants (the “Rights Offering”).

In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement (the “Discussion”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have assumed, with your permission, that (i) the Rights Offering will be consummated as described in the Registration Statement and (ii) the statements concerning the terms of the Rights Offering set forth in the Registration Statement are, and will remain, true, complete and correct at all times up to and including the consummation of the Rights Offering.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Rights Offering after the date of effectiveness of the Registration Statement, or any inaccuracy in the statements, facts and assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby. No opinion should be inferred as to (i) any other tax consequences of the Rights Offering or (ii) the tax consequences of the Rights Offering under any state, local or foreign law, or with respect to other areas of U.S. Federal taxation. We express no opinion as to matters governed by any laws other than the Federal income tax laws of the United States of America.

Based on the foregoing and subject to the qualifications set forth herein, we hereby confirm that the Discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement constitutes the opinion of Cherry Bekaert LLP as to the material United States Federal income tax consequences of the Rights Offering.

Our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our opinion under the caption “Material U.S. Federal Income Tax Consequences” in the included in such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the U.S. Securities and Exchange Commission.

Very Truly Yours

Cherry Bekaert, LLP